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                                                                    Exhibit 4.2

                                 FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

                                  divine, inc.

            WARRANT TO PURCHASE SERIES B CONVERTIBLE PREFERRED STOCK

                                                          Number of Shares: ____

Date of Issuance: _______________, 2002

divine, inc., a Delaware corporation (the "COMPANY"), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, __________________, the registered holder hereof or its permitted assigns, is entitled, subject to the terms and conditions set forth herein, to purchase from the Company upon surrender of this Warrant, at any time or times during the period commencing on the Date of Issuance set forth above (the "DATE OF ISSUANCE") and ending on the Expiration Date ______________ (_________) fully paid, nonassessable shares of the Series B Convertible Preferred Stock, par value $0.001 per share ("SERIES B CONVERTIBLE PREFERRED STOCK"), of the Company (the "WARRANT SHARES") at the purchase price per share equal to the Warrant Exercise Price.

     Section 1.   SECURITIES PURCHASE AGREEMENT; DEFINITIONS.

            (a) SECURITIES PURCHASE AGREEMENT. This Warrant is one of the Warrants issued pursuant to that certain Securities Purchase Agreement, dated as of May 29, 2002, by and among the Company and the Persons (as defined below) identified on the Schedule of Buyers attached thereto (as such agreement may be amended from time to time as provided in such agreement, the "SECURITIES PURCHASE AGREEMENT").

            (b) DEFINITIONS. In addition to the capitalized terms elsewhere defined herein,

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the following terms, when used in this Warrant, shall have the following meanings:

               (i) "5 DAY MARKET PRICE" means, as of any date of determination, the average of the daily Market Price of the Common Stock for the 5 consecutive trading days ending on the trading day immediately prior to the date upon which such determination is being made.

               (ii) "ADJUSTED CONVERSION PRICE" means, with respect to any Warrant Share, as of any date of determination, the Adjusted Conversion Price of such Warrant Share in effect as of such date of determination, as defined, and provided for, in the Certificate of Designations.

               (iii) "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by law to remain closed.

               (iv) "CERTIFICATE OF DESIGNATIONS" means the Company's Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock.

               (v) "CLASS A COMMON STOCK" means the Company's Class A Common Stock, par value $0.001 per share.

               (vi) "CLASS C COMMON STOCK" means the Company's Class C Common Stock, par value $0.001 per share.

               (vii) "COMMON STOCK" means the Class A Common Stock and the Class C Common Stock, collectively.

               (viii) "EXPIRATION DATE" means the fifth anniversary of the Date of Issuance of this Warrant or, if such anniversary date does not fall on a Business Day or on a day on which trading takes place on the Principal Market, then the next Business Day.

               (ix) "INITIAL CONVERSION PRICE" has the meaning specified in the Certificate of Designations.

               (x) "LIQUIDATION PREFERENCE" means, with respect to any Warrant Share, as of any date of determination, the Liquidation Preference of such Warrant Share in effect as of such date of determination, as defined, and provided for, in the Certificate of Designations.

               (xi) "MANDATORY CLOSING" has the meaning specified in the Securities Purchase Agreement.

               (xii) "MANDATORY CLOSING DATE" has the meaning specified in the Securities Purchase Agreement.

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               (xiii)  "MANDATORY CONVERSION EVENT" has the meaning specified in the Certificate of Designations.

               (xiv) "MARKET PRICE" means, with respect to the Common Stock, on any given day, (i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so quoted, but not so traded, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose and reasonably acceptable to Oak. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as mutually agreed upon by the Corporation and Oak.

               (xv) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, other entity, an unincorporated organization and a government or any department or agency thereof.

               (xvi) "PRINCIPAL MARKET" means the Nasdaq National Market or if the Common Stock is not traded on the Nasdaq National Market, then the principal securities exchange or trading market for the Common Stock.

               (xvii) "SECURITIES ACT" means the Securities Act of 1933, as amended.

               (xviii) "WARRANTS" means this Warrant, the other Warrants issued pursuant to the Securities Purchase Agreement and all Warrants issued in exchange, transfer or replacement of this Warrant and such other Warrants.

               (xix) "WARRANT EXERCISE PRICE" with respect to any Warrant Share, shall be equal to $1,000, subject to adjustment as hereinafter provided.

     Section 2.   EXERCISE OF WARRANT.

            (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time during the Company's normal business hours (i.e., on or after the Company's opening of business but prior to the Company's close of business) on any Business Day during the period commencing on the Date of Issuance and ending on the Expiration Date by (i) delivery of a written notice, in the form of the subscription form attached as EXHIBIT A hereto (the "EXERCISE NOTICE"), of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) (A) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "AGGREGATE EXERCISE PRICE") by wire transfer of immediately available funds (or by certified or cashier's check if the Company has not provided the holder of

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this Warrant with wire transfer instructions for such payment) or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(d), and (iii) the surrender to a common carrier for overnight delivery to the Company as soon as practicable following such date, of this Warrant (or an indemnification undertaking, in form and substance acceptable to the Company, with respect to this Warrant in the case of its loss, theft or destruction); provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 4(m) of the Securities Purchase Agreement and Sections 6 and 7 of this Warrant shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall as promptly as practicable, but in any event within ten (10) Business Days (the "WARRANT SHARE DELIVERY DATE") following the date of its receipt of the Exercise Notice, the Aggregate Exercise Price (or notice of Cashless Exercise) and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) (the "EXERCISE DELIVERY DOCUMENTS") issue and deliver to the address specified in the Exercise Notice, a certificate, registered in the name of the holder or its designee, for the number of Warrant Shares to which the holder shall be entitled. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 2(d), the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares.

            (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise (the "WARRANT DELIVERY DATE") and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which such Warrant is exercised.

            (c) In the event that any exercise of this Warrant, whether as a Cashless Exercise or otherwise, requires the Company to issue fractional Warrant Shares hereunder, the Company shall issue such fractional Warrant Shares at the same time and in the same manner as the Company issues whole Warrant Shares hereunder.

            (d) The holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of Warrant Shares determined according to the following formula (a "CASHLESS EXERCISE"):

     Net Number = A - B

                    For purposes of the foregoing formula:

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                    A= the total number of shares with respect
                    to which this Warrant is then being
                    exercised.

                                        (A x C)
                    B=      A x ---------------------------
                                ((A x D) divided by E)) x F

                    C=the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

                    D=the Liquidation Preference then in effect for the applicable Warrant Shares at the time of said exercise.

                    E=the Adjusted Conversion Price then in
                    effect for the applicable Warrant Shares at the time of said exercise.

                    F=the Market Price per share for the Common Stock at the time of said exercise.

            (e) Notwithstanding anything contained herein to the contrary, this Warrant shall be automatically exercised (and be deemed to have been automatically exercised) (unless the holder gives notice to the Company to the contrary, in the case of (ii) or (iii) below), on a Cashless Exercise basis, without any action by or on the part of the holder hereof on the Business Day,
(i) on which a Mandatory Conversion Event occurs, immediately prior to the occurrence of such Mandatory Conversion Event, (ii) of the Expiration Date and
(iii) immediately before a liquidation, dilution or winding up of the Company (including, without limitation, a deemed liquidation under Section 5(c) of the Certificate of Designations.

     Section 3. REPRESENTATIVES, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants, covenants and agrees as follows:

            (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

            (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and the payment of the Warrant Exercise Price therefor to the Company, either pursuant to a Cashless Exercise or otherwise, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

            (c) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance

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of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

            (d) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

     Section 4. TAXES. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

     Section 5. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed to be the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant.

     Section 6. REPRESENTATIONS AND WARRANTIES OF THE HOLDER. The holder of this Warrant, by the acceptance hereof, (i) represents and warrants that it is acquiring this Warrant and the Warrant Shares issuable upon exercise of this Warrant for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, and (b) acknowledges and agrees that this Warrant and the Warrant Shares issuable upon exercise of this Warrant (i) have not been registered under the Securities Act or any other applicable securities laws and, as such, may only be sold, transferred or otherwise disposed of in sales registered or exempted under the Securities Act and such other applicable securities laws and (ii) are subject to the restrictions on sales, pledges, distributions, offers for sale, transfers or other dispositions set forth in
Section 4(m) of the Securities Purchase Agreement. The holder of this Warrant further represents, by acceptance hereof, that, as of the Date of Issuance of this Warrant, such holder is an "accredited investor" as such term is defined in Rule 501(a)(3) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "ACCREDITED INVESTOR"). Upon exercise of this Warrant, other than pursuant to a Cashless Exercise, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, representations and warranties concerning the Warrant Shares in substantially the form of the first sentence of this Section 6. If such holder cannot make such representations and warranties because they would be factually incorrect, it shall be a condition to such holder's exercise of this Warrant, other than pursuant to a Cashless Exercise, that the Company receive such other representations and warranties as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

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     Section 7.   OWNERSHIP AND TRANSFER.

            (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of any transferee of this Warrant with respect to which the Company has received written notice in accordance with
Section 11 of this Warrant. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers with respect to which the Company has received written notice in accordance with this Section 7 and Section 11 of this Warrant.

            (b) Subject to Section 4(m) of the Securities Purchase Agreement and Sections 6 and 7 of this Warrant, this Warrant and the rights granted hereunder shall be assignable by the holder hereof without the consent of the Company.

     Section 8. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE; SUBDIVISION OR COMBINATION OF SERIES B CONVERTIBLE PREFERRED STOCK.

            (a) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "ORGANIC CHANGE." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "ACQUIRING ENTITY") a written agreement (in form and substance satisfactory to the holders of Warrants representing a majority of the Warrant Shares obtainable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holders of the Warrants (including, a proportionally adjusted Warrant Exercise Price based upon the terms and conditions of such consolidation, merger or sale, and exercisable for a corresponding number of Warrant Shares acquirable and receivable upon exercise of the Warrants (without regard to any limitations on exercises), if the value so reflected is less than the Warrant Exercise Price in effect immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders of Warrants representing a majority of the Warrant Shares obtainable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Warrant Shares immediately theretofore acquirable and receivable upon the exercise of such holder's Warrants (without regard to any limitations on exercises), such shares of stock, securities or assets that would have been issued or payable in

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such Organic Change with respect to or in exchange for the number of Warrant
Shares which would have been acquirable and receivable upon the exercise of such holder's Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exerciseability of this Warrant).

            (b) If the Company at any time after the Date of Issuance of this Warrant subdivides (whether by any stock split, stock dividends or otherwise) its outstanding shares of Series B Convertible Preferred Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced (and the number of Warrant Shares proportionately increased), and if the Company at any time after the Date of Issuance of this Warrant combines (whether by reverse stock split or otherwise) its outstanding shares of Series B Convertible Preferred Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased (and the number of Warrant Shares proportionately decreased).

     Section 9. INITIAL CONVERSION PRICE OF WARRANT SHARES. The Initial Conversion Price of the Warrant Shares issuable upon exercise of this Warrant shall be the amount specified in the Certificate of Designations, subject to adjustment as provided for therein.

     Section 10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or in the case of a mutilated Warrant, the Warrant) reasonably acceptable to the Company, issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

     Section 11. NOTICE. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service; or (iv) five (5) Business Days after deposit in the U.S. mail, return receipt requested, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

            If to the Company:

                  divine, inc.
                  1301 North Elston Avenue
                  Chicago, Illinois  60622
                  Facsimile:    (773) 394-6603
                  Attention:    Jude M. Sullivan

            With copy to:

                  Katten Muchin Zavis Rosenman
                  525 West Monroe Street

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                  Suite 1600
                  Chicago, Illinois  60661-3693
                  Facsimile:    (312) 902-1061
                  Attention:    Robert Brantman

If to a holder of this Warrant, to the address and facsimile number set forth for such holder on the Schedule of Buyers to the Securities Purchase Agreement, with copies to such holder's representatives as set forth on such Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice to the other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt or deposit in the U.S. mail, as the case may be, (A) given by the recipient of such notice, consent, waiver or other communication,
(B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, (C) provided by a nationally recognized overnight delivery service or (D) the date stamped return receipt received by the Company shall be rebuttable evidence of personal service, receipt by facsimile, receipt from a nationally recognized overnight delivery service or deposit in the U.S. mail in accordance with clause (i), (ii), (iii) or (iv) above, respectively.

     Section 12. AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Warrant and of the other outstanding Warrants may be amended or waived if the Company has obtained the written consent of the holders of Warrants representing a majority of the Warrant Shares obtainable upon exercise of the Warrants then outstanding.

     Section 13. EXPIRATION DATE. This Warrant, in all events, shall be wholly void and of no force or effect whatsoever after the Company's normal close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7 hereof shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

     Section 14. DESCRIPTIVE HEADINGS; GOVERNING LAW. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by
Jude M. Sullivan, its Senior Vice President and General Counsel, as of the ___ day of ___________, 2002.

                                            DIVINE, INC.

                                            By:
                                               ---------------------------------
                                            Name:   Jude M. Sullivan
                                            Title:  Senior Vice President and
                                                    General Counsel

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                              EXHIBIT A TO WARRANT

                                SUBSCRIPTION FORM

        TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

                                  divine, inc.

     The undersigned holder hereby exercises the right to purchase _________________ of the shares of Series B Convertible Preferred Stock ("WARRANT SHARES") of divine, inc., a Delaware corporation (the "COMPANY"), evidenced by the attached Warrant (the "WARRANT"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     1. Form of Warrant Exercise Price. The Holder intends that payment of the Warrant Exercise Price shall be made as:

          ____________      "Cash Exercise" with respect to _________________
                            Warrant Shares; and/or

          ____________      "Cashless Exercise" with respect to ________________
                            Warrant Shares (to the extent permitted by the terms of the Warrant).

     2. Payment of Warrant Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

     3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: ________________, ______

---------------------------
Name of Registered Holder

By:

     Name:
     Title:

                                       A-1
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                              EXHIBIT B TO WARRANT

                              FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase
____________ shares of Series B Convertible Preferred Stock of divine, inc., a Delaware corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:  _________, 200_

                                              ----------------------------------

                                              Name:
                                                     ---------------------------
                                              Title:
                                                     ---------------------------

                                       B-1